Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated April 9, 2025, with respect to the financial statements of Annuity Investors Life Insurance Company, included herein, and to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information which is part of the Registration Statement.

/s/ KPMG LLP

Columbus, Ohio
April 28, 2025

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated April 9, 2025, with respect to the financial statements of the subaccounts, which comprise Annuity Investors Variable Account B, and the related notes, including the financial highlights (collectively, the financial statements), included herein, and to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information which is part of the Registration Statement.

/s/ KPMG LLP

Columbus, Ohio
April 28, 2025